                                                                    EXHIBIT 23.5




              Consent of Independent Certified Public Accountants


American Realty Trust, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 17, 1998, relating to the consolidated financial statements and schedules of National Realty, L.P. (the "Partnership") appearing in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1997.



                                  /s/ BDO SEIDMAN, LLP

                                  BDO Seidman, LLP


Dallas, Texas
February 5, 1999